United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                           Current Report Pursuant to
           Section 13 or 15(d) of the Securities Exchange Act of 1934


                                November 16, 2007
                                (Date of Report)


                            ULTRALIFE BATTERIES, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                    000-20852                 16-1387013
 (State of incorporation)   (Commission File Number)         (IRS Employer
                                                           Identification No.)

        2000 Technology Parkway, Newark, New York                   14513
         (Address of principal executive offices)                 (Zip Code)

                                 (315) 332-7100
              (Registrant's telephone number, including area code)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

===============================================================================

Item 2.01    Completion of Acquisition or Disposition of Assets.

     On November 16, 2007, Ultralife Batteries, Inc. (the "Registrant") completed the acquisition of all the issued and outstanding shares of common stock of Stationary Power Services, Inc., a Florida corporation ("SPS") from William Maher (the "SPS Acquisition"). Also on November 16, 2007, the Registrant completed the acquisition of all of the issued and outstanding shares of common stock of Reserve Power Systems, Inc., a Florida corporation ("RPS") from William Maher and Edward Bellamy (Maher and Bellamy being referred to as the "Sellers") (the "RPS Acquisition"). There are no material relationships between the Registrant or its affiliates and SPS, RPS, Mr. Maher or Mr. Bellamy other than in respect of the SPS and RPS Acquisitions.

SPS Acquisition
---------------

     The SPS Acquisition was consummated pursuant to the terms of the Stock Purchase Agreement, dated October 30, 2007, by and among the Registrant, SPS and Mr. Maher (the "SPS Agreement"). The Registrant paid Mr. Maher an aggregate purchase price of $10,000,000 and in exchange the Registrant received all of the outstanding shares of SPS's common stock. The purchase price was paid by tendering a single cash payment in the amount of $6,000,000 to Mr. Maher and delivering to Mr. Maher a three-year subordinated convertible promissory note in the principal amount of $4,000,000 (the "Note").

     The $6,000,000 portion of the purchase price is subject to adjustment based upon SPS's adjusted net worth, as shown on the balance sheet as of the closing date ("Adjusted Net Worth"). If the Adjusted Net Worth is less than $500,000, then the cash portion of the purchase price will be reduced by the amount by which SPS's Adjusted Net Worth is less than $500,000. If SPS's Adjusted Net Worth is greater than $500,000, then the purchase price will be increased by the amount by which SPS's Adjusted Net Worth is greater than $500,000.

     The Note bears interest at the rate of 5% per year, which rate can increase if an event of default defined within the Note occurs. During the term of the Note, interest is payable in arrears on a quarterly basis. Subject to Mr. Maher's conversion rights, the Registrant can pay off all amounts outstanding under the Note before its maturity date by providing written notice to Mr. Maher at least 60 days before the anticipated payoff date. The payment of principal and interest under the Note is subordinate to the rights of any senior commercial lenders, such as banks or other financial institutions, which lend money to the Registrant. Subject to certain limitations, the Note is convertible into shares of the Registrant's common stock at any time prior to the time the outstanding principal amount of the Note is paid in full. The initial per share conversion price is $15, and the conversion price is subject to customary anti-dilution adjustments. The Registrant has the right to compel Mr. Maher to convert the Note if the trailing 30-day average price of the Registrant's common stock exceeds $17 per share and if the shares of the Registrant's common stock that Mr. Maher is to receive upon conversion of the Note have been registered under the Securities Act of 1933, as amended.

     In addition, if certain sales milestones are met by SPS following the SPS Acquisition, the Registrant will pay Mr. Maher, in annual installments, an aggregate amount of up to 100,000 unregistered shares of the Registrant's common stock. The parties to the SPS Agreement have entered into a registration rights agreement granting Mr. Maher piggyback registration rights for any unregistered shares of the Registrant's common stock that he receives pursuant to the SPS Agreement, including shares issuable on conversion of the Note.

     SPS is an infrastructure power management services firm specializing in engineering, installation and preventative maintenance of standby power systems, uninterruptible power supply systems, DC power systems and switchgear/control systems for the telecommunications, aerospace, technology, banking and information services industries.

RPS Acquisition
---------------

     The RPS Acquisition was consummated pursuant to the terms of the Stock Purchase Agreement, dated October 30, 2007, by and among the Registrant, RPS and the Sellers (the "RPS Agreement"). As consideration for the RPS Acquisition, the Registrant delivered to each of the Sellers a certificate representing 50,000 unregistered shares of the Registrant's common stock. The parties to the RPS Agreement have entered into a registration rights agreement granting the Sellers piggyback registration rights for any unregistered shares of the Registrant's common stock they receive pursuant to the RPS Agreement.

     In addition, if certain sales milestones are met by RPS following the RPS Acquisition, the Registrant will pay the Sellers, in annual installments, a portion of RPS's post-acquisition sales. Such sales milestones exclude sales made to SPS, which historically has comprised substantially all of RPS's sales. The Registrant shall pay the Sellers 5% of RPS's sales, up to the operating plan amount set by the Registrant in its sole discretion (the "Operating Plan") for the remainder of calendar year 2007 and for calendar years 2008, 2009, and 2010. The Registrant shall also pay the Sellers 10% of the amount by which RPS's sales exceeds the Operating Plan for calendar years 2008, 2009, and 2010.

     RPS supplies lead acid batteries primarily for use by SPS in the design and installation of standby power systems. SPS was RPS's exclusive selling agent in the United States.


Item 3.02    Unregistered Sales of Equity Securities.

     As described above in greater detail under Item 2.01 of this Report, effective on November 16, 2007, the Registrant issued to William Maher a Note in the principal amount of $4,000,000 in connection with the closing of the SPS Acquisition. The Note is convertible into shares of the Registrant's common stock at $15 per share, which amount is subject to adjustment for certain anti-dilution measures. Mr. Maher can also receive an aggregate amount of up to 100,000 shares of unregistered common stock if certain sales milestones are met by SPS following the SPS Acquisition. Also as described above in greater detail under Item 2.01 of this Report, effective on November 16, 2007, the Registrant issued 50,000 shares of its unregistered common stock to each of William Maher and Edward Bellamy in connection with the closing of the RPS Acquisition (the "Restricted Shares").

     The Registrant issued the Note to Mr. Maher and the Restricted Shares to Mr. Maher and Mr. Bellamy without registration under Section 5 of the Securities Act of 1933 in reliance on the exemption from registration contained in Section 4(2) of the Securities Act. Section 4(2) of the Securities Act exempts from registration "transactions by an issuer not involving any public offering." To qualify for this exemption, the purchasers of the securities must (1) have sufficient knowledge and experience in finance and business matters to evaluate the risk and merits of the investment or be able to bear the investment's economic risk, (2) have access to the type of information normally provided in a prospectus and (3) agree not to resell or distribute the securities to the public absent an effective registration statement. In addition, the Registrant cannot use any form of public solicitation or general advertising in connection with the transaction.

     The Registrant believes that all of the requirements to qualify to use the exemption from registration contained in Section 4(2) of the Securities Act have been satisfied in connection with the issuance of the Note to Mr. Maher and the issuance of the Restricted Shares to Mr. Maher and Mr. Bellamy. Specifically,
(1) the Registrant has determined that Mr. Maher and Mr. Bellamy, together with their advisors, are knowledgeable and experienced in finance and business matters and thus are able to evaluate the risks and merits of acquiring the Note and the Restricted Shares and, in the event the Note is converted, the Registrant's common stock underlying the Note; (2) Mr. Maher and Mr. Bellamy have advised the Registrant that they are able to bear the economic risk of acquiring the Note and, in the event the Note is converted, the Registrant's common stock underlying the Note, and the Restricted Shares; (3) the Registrant has provided Mr. Maher and Mr. Bellamy with access to the type of information normally provided in a prospectus; (4) Mr. Maher and Mr. Bellamy have each agreed not to resell or distribute the securities to the public except as permitted by the federal securities laws; and (5) the Registrant did not use any form of public solicitation or general advertising in connection with the issuance of the Note or the Restricted Shares.


Item 8.01    Other Events.

     On November 16, 2007, the Registrant completed a registered direct offering (the "Offering") of 1,000,000 shares of the Registrant's common stock pursuant to the terms of the Placement Agency Agreement with Stephens Inc. entered into on November 8, 2007. The shares were sold at a price of $13.50 per share for an aggregate purchase price of $13,500,000. The Registrant paid Stephens Inc., as the exclusive agent for the Offering, a fee of $675,000, which is equal to 5% of the gross proceeds of the Offering.

     The Registrant used $6,000,000 of the net proceeds of the Offering to fund the cash portion of the purchase price for the SPS Acquisition described in Item
2.01 of this Report and used $3.5 million of the net proceeds to prepay indebtedness due on subordinated convertible promissory notes in the aggregate outstanding principal amount of $14,000,000 which were issued as partial consideration for the Registrant's acquisition of substantially all of the assets of McDowell Research Co., Ltd. in July of 2006.

Item 9.01    Financial Statements and Exhibits.

     (a)     Financial statements of business acquired.
             ------------------------------------------

     The financial statements required by this item are not being filed herewith. To the extent that such information is required by this item, the Registrant will file the financial statements as an amendment to this Current Report on Form 8-K no later than 71 days after the date hereof.

     (b)     Pro forma financial information.
             --------------------------------

     The pro forma financial information required by this item is not being filed herewith. To the extent that such information is required by this item, the Registrant will file the pro forma financial information as an amendment to this Current Report on Form 8-K no later than 71 days after the date hereof.

     (c)     Exhibits.
             ---------

     99.1 Press Release, dated November 19, 2007, announcing the closing of the SPS Acquisition and the RPS Acquisition.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 19, 2007                      ULTRALIFE BATTERIES, INC.


                                         By: /s/ Robert W. Fishback
                                             -----------------------------------
                                             Robert W. Fishback
                                             Vice President - Finance and Chief
                                             Financial Officer